GODFREY & KAHN, S.C.
                780 North Water Street
               Milwaukee, WI 53202-3590
                  Tel. (414) 273-3500
                  Fax (414) 273-5198

                     July 13, 1998


Cumulus Media Inc.
111 East Kilbourn Avenue
Milwaukee, WI  53202

Ladies and Gentlemen:

     We  have acted as your counsel in connection  with
the   offer   by  Cumulus  Media  Inc.,   an   Illinois
corporation (the "Company"), of up to 1,288,834  shares
of  Class  A common stock, $.01 par value,  and  up  to
2,001,380  shares  of Class C common  stock,  $.01  par
value  (collectively, the "Shares").   The  Shares  are
reserved  for  issuance pursuant to the Company's  1998
Stock Incentive Plan and 1998 Executive Stock Incentive
Plan   (the  "Plans"),  as  described  in  each  Plans'
Prospectus   (collectively,  the   "Prospectuses"   and
individually, a "Prospectus"), including all amendments and supplements thereto, which Prospectus relates to the Company's Registration Statement on Form S-8, to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").

     We have examined: (a) the Plans, the Prospectuses and the Registration Statement, (b) the Company's
Amended and Restated Articles  of  Incorporation and
Amended and Restated By-Laws, (c) certain resolutions of the Company's Board of Directors and sole shareholder and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance in accordance with the terms of the Plans, will be duly authorized and validly issued, fully paid and nonassessable.

     Our opinion relates only to the statutory provisions of the Business Corporation Act of 1983 of the State of Illinois without regard to court interpretation thereof, and we express no opinion as to the laws of any other jurisdiction.

     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                              Very truly yours,

                              /s/ Godfrey & Kahn, S.C.

                              GODFREY & KAHN, S.C.